UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 6, 2005 (September 30, 2005)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 SECOND AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT
EX-10.2 SECOND AMENDED AND RESTATED UNCONDITIONED GUARANTY

Item 1.01. Entry into a Material Definitive Agreement
     On September 30, 2005, Windrose Medical Properties, L.P. (the “Partnership”), the operating partnership of Windrose Medical Properties Trust (“Windrose” or the “Trust”), entered into the Second Amended and Restated Secured Revolving Credit Agreement (the “New Credit Agreement”) with The Huntington National Bank (“Huntington”). The New Credit Agreement is described in greater detail in Item 2.03 below and such disclosure is incorporated by reference from Item 2.03 below into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On September 30, 2005, the Partnership entered into the New Credit Agreement, which amended and restated its prior Credit Agreement, as amended (the “Old Credit Agreement”), with Huntington. The New Credit Agreement provides for three loan facilities: (i) a secured revolving credit facility of $50.0 million for the acquisition of real estate assets and for working capital purposes (the “Revolving Facility”), which matures on September 30, 2007 (the “Revolver Maturity Date”), (ii) a secured revolving line of credit of $10.0 million to acquire real estate assets (the “Secondary Revolving Facility”), which matures on June 30, 2006 (the “Secondary Revolving Facility Maturity Date”) and (iii) an unsecured line of credit in an amount not to exceed $3.0 million for the issuance of letters of credit (the “Unsecured Facility”), which matures on September 30, 2007 (the “Unsecured Facility Maturity Date”).
     The Revolving Facility contains an accordion feature that permits the Partnership to request an increase in the size of the Revolving Facility to $70 million to the extent that participating lenders in the credit facility elect to increase their commitments under the credit facility. The Revolver Maturity Date may be extended to September 30, 2008 if no event of default is in existence when the Partnership notifies Huntington that it wishes to extend the Revolver Maturity Date and if the Partnership pays Huntington an extension fee equal to 0.25% of the maximum principal amount of the Revolving Facility.
     Amounts borrowed under the Revolving Facility bear interest, at the Partnership’s option, at an annual rate of either LIBOR plus an applicable margin ranging from 1.5% to 2.0%, depending on the leverage ratio of the Trust, the Partnership and all of its subsidiaries on a consolidated basis, or a rate equal to Huntington’s prime rate. The interest rate for amounts borrowed under the Revolving Facility may be increased to 2.5%, however, until June 30, 2006 if the leverage ratio equals or exceeds 65%. The Secondary Revolving Facility bears interest, at the Partnership’s option, at an annual rate of either LIBOR plus 2.75% or a rate equal to Huntington’s prime rate. The Unsecured Facility will bear interest at an annual rate equal to Huntington’s prime rate. The Revolving Facility and the Secondary Revolving Facility are collateralized by a secured asset pool consisting of 10 real estate assets owned by special purpose entities controlled by the Partnership. Borrowings under the New Credit Agreement rank senior in right of payment to all of the Partnership’s future subordinated indebtedness and are absolutely and unconditionally guaranteed by the Trust pursuant to the Second Amended and Restated Guaranty, dated as of September 30, 2005, made by the Trust to and for the benefit of Huntington (the “New Guaranty”).
     The New Credit Agreement limits the Partnership’s ability to, among other things, change the nature of its businesses, incur indebtedness, create liens, engage in mergers, consolidations or certain other transactions, or enter into, modify, amend, alter, terminate or cancel any “Major Lease” (as defined in the New Credit Agreement) for a property that collateralizes the Revolving Facility and the Secondary Revolving Facility. The New Credit Agreement contains certain customary events of default that generally give the lenders the right to accelerate payments of outstanding debt, including but not limited to the following: failure to maintain required financial covenant ratios, as described below; failure to make any payment when due within 10 days of its due date; occurrence of certain insolvency proceedings with respect to the Partnership, the Trust or a subsidiary thereof; a change of control of the Partnership and the Guarantor; the Trust’s dividends exceed 100% of its funds from operations as determined in accordance with NAREIT’s definition of the term in any calendar year; the aggregate occupancy of the properties that collateralize the Revolving Facility and the Secondary Facility is less than 85%; or if Fred Klipsch shall cease to be Chairman and Chief Executive Officer of the Trust or Fred Farrar shall cease to be President and Chief Operating Officer of the Partnership and replacement(s) acceptable to the lenders are not in place within 90 days. Under the New Credit Agreement, the Partnership, and in certain cases in conjunction with the Trust and the Partnership’s subsidiaries on a consolidated basis, must comply with certain financial covenants including the following: (i) a leverage ratio less than 75% through June 30, 2006, or at any time after June 30, 2006, a leverage ratio less than 60%, (ii) a minimum tangible net worth greater than $120 million plus 75% of additional net proceeds of future stock sales, (iii) a debt service coverage ratio greater than 1.8 to 1.0 during any calendar quarter, (iv) a debt service coverage ratio for the Revolving Facility greater than 1.4 to 1.0, and (v) a debt service coverage ratio for the Revolving Facility and the Secondary Revolving Facility greater than 1.3 to 1.0. The Trust, the Partnership and their subsidiaries are also limited to incurring recourse indebtedness in an amount not to exceed 20% of the total current value of their assets on a consolidated basis. A copy of the New Credit Agreement is attached hereto as Exhibit 10.1, and a copy of the New Guaranty is attached hereto as Exhibit 10.2. The description of the New Credit Agreement and the New Guaranty are qualified in their entirety by the terms of the actual agreements filed as exhibits to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
10.1	Second Amended and Restated Secured Revolving Credit Agreement, dated as of September 30, 2005, by and between Windrose Medical Properties, L.P. and The Huntington National Bank.

10.2	Second Amended and Restated Guaranty, dated as of September 30, 2005, made by Windrose Medical Properties Trust to and for the benefit of The Huntington National Bank.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: October 6, 2005	By:	/s/ Frederick L. Farrar
Frederick L. Farrar
President, Chief Operating Officer, Treasurer and Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.		Description
10.1	—	Second Amended and Restated Secured Revolving Credit Agreement, dated as of September 30, 2005, by and between Windrose Medical Properties, L.P. and The Huntington National Bank.

10.2	—	Second Amended and Restated Guaranty, dated as of September 30, 2005, made by Windrose Medical Properties Trust to and for the benefit of The Huntington National Bank.